Exhibit 4.10

*** TEXT OMITTED AND FILED SEPARATELY CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

SECOND LIEN SECURITY AGREEMENT

made by

USA SYNTHETIC FUEL CORPORATION,

LIMA ENERGY COMPANY,

CLEANTECH ENERGY COMPANY,

and

CLEANTECH CORPORATION

in favor of

THIRD EYE CAPITAL CORPORATION,

as Administrative Agent

Dated as of September 24, 2012

TABLE OF CONTENTS

Page

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TABLE OF CONTENTS
(continued)

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SCHEDULES
Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims
Schedule 8	Equipment Subject to Certificate of Title Statutes
Schedule 9	Letters of Credit
Schedule 10	Existing Prior Liens
Schedule 11	Assigned Agreements
ANNEXES
Annex 1	Form of Assumption Agreement
Annex 2	Form of Intellectual Property Security Agreement
Annex 3	Form of Intellectual Property Security Agreement Supplement
Annex 4	Form of Uncertificated Security Control Agreement
Annex 5	Form of Securities Account Control Agreement
Annex 6	Form of Commodity Account Control Agreement
Annex 7	Form of Deposit Account Control Agreement
Annex 8	Form of Consent to Assignment of Letter of Credit Rights
Annex 9	Form of Consent and Agreement

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SECOND LIEN SECURITYAGREEMENT

SECOND LIEN SECURITYAGREEMENT, dated as of September 24, 2012, made by each of the signatories hereto (together with any other person or entity that may become a party hereto as provided herein, the "Grantors"), in favor of THIRD EYE CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Unit Purchase Agreement referred to below).

RECITALS

A.           USA Synthetic Fuel Corporation, a Delaware corporation (the "Parent"), Lima Energy Company, an Ohio corporation (the "Company"), the Investors party thereto, and the Administrative Agent have entered into that certain Unit Purchase Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, being the "Unit Purchase Agreement");

B.           Each Grantor is a member of an affiliated group of companies that includes each other Grantor;

C.           The Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the purchase of the Notes under the Unit Purchase Agreement; and

D.           It is a condition precedent to the obligation of the Holders to purchase the Notes under the Unit Purchase Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Holders to purchase the Notes pursuant to the Unit Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

Section 1.01.   Definitions.  (a)  Unless otherwise defined herein, terms defined in the Unit Purchase Agreement and used herein shall have the meanings given to them in the Unit Purchase Agreement.  Furthermore, unless otherwise defined in this Agreement or in the Unit Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

(b)           The following terms shall have the following meanings:

"Accounts" means all "accounts" as such term is defined in Article 9 of the UCC.

"Agreement" means this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Assigned Agreements" means the contracts and agreements listed in Schedule 11, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty, or guaranty thereunder or in connection therewith, (iii) all rights of any Grantor to damages arising thereunder or in connection therewith and (iv) all rights of any Grantor to perform thereunder and to compel performance and otherwise exercise rights and remedies thereunder.

"Assumption Agreement" means an Assumption Agreement in substantially the form of Annex 1 to this Agreement.

 "Collateral" has the meaning specified in Section 3.01.

"Collateral Accounts" means any collateral account established by the Administrative Agent pursuant to this Agreement or the Unit Purchase Agreement.  Each Collateral Account shall be in the name of the Administrative Agent and shall be under the sole dominion and control of the Administrative Agent.

"Commodity Account Control Agreement" has the meaning specified in Section 5.01(e).

"Company" has the meaning specified in the recitals to this Agreement.

"Computer Software" means all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

"Consent to Assignment of Letter of Credit Rights" has the meaning specified in Section 5.01(g).

"Control Agreement" means a Deposit Account Control Agreement, Securities Account Control Agreement, Commodity Account Control Agreement or Uncertificated Security Control Agreement.

"Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

"Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

"Deposit Account Control Agreement" has the meaning specified in Section 5.01(f).

"Equipment" means all "equipment" as such term is defined in Article 9 of the UCC and, in any event, includes, without limitation, all machinery, tools, office equipment, furniture, furnishings, and fixtures (including trade fixtures and business fixtures) and all parts thereof and all accessions thereto and all software related thereto.

"Event of Default" has the meaning specified in the Unit Purchase Agreement.

"General Intangibles" means all "general intangibles" as such term is defined in Article 9 of the UCC and, in any event, includes, without limitation, with respect to each Grantor, (i) all tax refunds, claims for tax refunds, and tax credits, (ii) all permits, licenses, approvals, authorizations, consents, variances, and certifications of any Governmental Authority, (iii) all judgments, claims, tort claims, and causes of action, (iv) all property, casualty, liability, business interruption, and other insurance of any kind or character, and all insurance claims and insurance refund claims, (v) all letters of credit and letter-of-credit rights, (vi) all payment intangibles, (vii) all lists, customer lists, books, records, recorded knowledge, goodwill, ledgers, files (whether in printed form or stored electronically), designs, blueprints, data, specifications, engineering reports, and manuals, computer programs and software, and (viii) all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (A) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (B) all rights of such Grantor to damages arising thereunder and (C) all rights of such Grantor to perform and to exercise all remedies thereunder.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

"Holder" has the meaning specified in the Unit Purchase Agreement.

"Indemnified Party" has the meaning specified in Section 8.05(a).

"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, Trademarks, IP Agreements, Trade Secrets, Computer Software, and internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Intellectual Property Security Agreement" has the meaning specified in Section 5.10(f).

"Intercompany Note" means any promissory note evidencing loans, advances or other extensions of credit made by any Grantor to the Parent or any of its Subsidiaries, including, without limitation, the Company Note.

"Intercreditor Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, among the Company Parties party thereto, the Chairman, the Administrative Agent, the First Lien Agent, and the Third Lien Agent specified therein.

"Inventory" means all "inventory" as such term is defined in Article 9 of the UCC and, in any event, includes, without limitation, (i) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, component materials, work in process, finished goods, supplies and other materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business, (ii) all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind, (iii) all goods that are returned to or repossessed by or on behalf of any Grantor, (iv) all computer programs embedded in any goods and all accessions thereto and products thereof and (v) all documents therefor and all software relating to any of the foregoing.

"Investment Property" means the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the UCC, and (ii) whether or not constituting "investment property" as so defined, all Pledged Securities.

"IP Agreements" means all Copyright Licenses, Patent Licenses, Trademark Licenses and all other agreements, permits, consents, orders, and franchises relating to the license, development or use of any Copyright, Patent, Trademark, Computer Software or Trade Secret.

"Issuers" means the collective reference to each issuer of any Investment Property.

"Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Company Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company Parties, and each of them, to the Administrative Agent and/or to any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Unit Purchase Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Holder that are required to be paid by any Company Party pursuant hereto) or otherwise.  For the avoidance of doubt, the term "Obligations" includes the Note Indebtedness (as defined in the Unit Purchase Agreement), provided that the term "Obligations" shall not include, and this Agreement shall not secure, any of the obligations of the Company under the Royalty Agreement.

"Organizational Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Parent" has the meaning specified in the recitals to this Agreement.

"Patent Licenses" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

"Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

"Pledged Commodity Contracts" means all commodity contracts listed on Schedule 2 and all other commodity contracts to which any Grantor is party from time to time.

"Pledged Debt Securities" means all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, together with any certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may at any time be issued or granted to, or held by, any Grantor.

"Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

"Pledged LLC Interests" means all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading "Pledged LLC Interests" and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

"Pledged Notes" means all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor, including, without limitation, the Pledged Notes described on Schedule 2.

"Pledged Partnership Interests" means all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading "Pledged Partnership Interests" and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

"Pledged Securities" means the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

"Pledged Security Entitlements" means all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitles of any Grantor.

"Pledged Stock" means all shares of capital stock now owned or hereafter acquired by any Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading "Pledged Stock", and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

"Pledged Trust Interests" means all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading "Pledged Trust Interests" and the certificates, if any, representing such trust interests and any securities intermediary pertaining to such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

 "Proceeds" shall mean all "proceeds" as defined in Article 9 of the UCC and, in any event, includes, without limitation, (i) all payments, dividends or distributions made with respect to any Investment Property, (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and (iii) all insurance proceeds.

"Requirement of Law" means as to any Person, the Organizational Documents or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance (including, without limitation, any Account).

"Second Lien Agent" has the meaning specified in the Intercreditor Agreement.

"Second Lien Obligations" has the meaning specified in the Intercreditor Agreement.

"Secured Parties" has the meaning specified in the Unit Purchase Agreement, provided that the term "Secured Parties" shall not include any holder of a royalty interest under the Royalty Agreement in its capacity as a holder of such royalty interest.

"Securities Account Control Agreement" has the meaning specified in Section 5.01(d).

"Securities Act" means the Securities Act of 1933, as amended.

 "Trademark Licenses" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

"Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

"Trade Secrets" means all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

"UETA" means the Uniform Electronic Transactions Act, as in effect in any applicable jurisdiction.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of Ohio or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

"Uncertificated Security Control Agreement" has the meaning specified in Section 5.01(c).

"Unit Purchase Documents" has the meaning specified in the Unit Purchase Agreement, provided that for purposes of this Agreement the term "Unit Purchase Documents" shall not include the Royalty Agreement.

Section 1.02.   Other Definitional Provisions.  (a) The rules of construction specified in Sections 1.3 and 1.4 of the Unit Purchase Agreement shall apply to this Agreement.

(a)           The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the unconditional, final, indefeasible and irrevocable payment in full, in immediately available funds, of all of the Obligations.

(b)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

[RESERVED]

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.01.  Grant of Security.  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)           all Accounts;

(b)           all as-extracted collateral;

(c)           all chattel paper;

(d)           all commercial tort claims, including those described on Schedule 7;

(e)           all deposit accounts;

(f)           all documents;

(g)           all Equipment;

(h)           all fixtures;

(i)           all General Intangibles;

(j)           all goods;

(k)           all instruments;

(l)           all Intellectual Property;

(m)           all Inventory;

(n)           all Investment Property;

(o)           all money;

(p)           all supporting obligations;

(q)           all other personal property of any kind or character, whether tangible or intangible;

(r)           all books and records pertaining to the Collateral; and

(s)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce the Holders to purchase the Notes under the Unit Purchase Agreement, each Grantor hereby represents and warrants, to the Administrative Agent and each Secured Party that:

Section 4.01. Title; No Other Liens.  Except for the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Liens expressly permitted to exist on the Collateral under the Unit Purchase Agreement, such Grantor is the legal and beneficial owner of each item of the Collateral free and clear of any and all Liens, claims, or other encumbrances.  No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record in any filing or recording office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are otherwise expressly permitted under the Unit Purchase Agreement.

Section 4.02. Perfected Second Priority Liens.  (a) The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form and may be filed by the Administrative Agent at any time) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (ii) are prior to all other Liens on the Collateral except for (A) unrecorded Liens expressly permitted by the Unit Purchase Agreement which have priority over the Liens on the Collateral by operation of law and (B) Liens described on Schedule 10.

(b) Without limiting paragraph (a) of this Section, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 5.01 to:  (i) establish the Administrative Agent’s "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property of such Grantor constituting certificated securities, uncertificated securities, securities accounts, security entitlements, or commodity accounts or commodity contracts, (ii) establish the Administrative Agent’s "control" (within the meaning of Section 9-104 of the UCC) over all deposit accounts of such Grantor, (iii) establish the Administrative Agent’s "control" (within the meaning of Section 9-107 of the UCC) over all letter-of-credit rights of such Grantor, (iv) establish the Administrative Agent’s "control" (within the meaning of Section 9-105 of the UCC) over all electronic chattel paper of such Grantor and (v) establish the Administrative Agent’s "control" within the meaning of Section 16 of the UETA over all "transferable records" (as defined in UETA) of such Grantor.

(c) All tangible chattel paper, instruments and negotiable documents of each Grantor have been delivered to the Administrative Agent.

Section 4.03. Chief Executive Office; Etc.  (a)  Such Grantor’s type of organization, jurisdiction of organization, organizational identification number, taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.

(b) Such Grantor’s exact legal name is set forth on Schedule 4 and such Grantor has not conducted business in the last five (5) years, and does not conduct business, under any other name (including any trade-name or fictitious business name) except for those names listed on Schedule 4.

(c) Except as provided in Schedule 4, such Grantor has not changed its name, jurisdiction of organization, organizational identification number, type of organization, taxpayer identification number, chief executive office or sole place of business or its organizational structure in any way (e.g., by merger, consolidation, change in organizational form or otherwise) within the past five (5) years.

(d) Such Grantor has not within the last five (5) years become bound (whether by merger or otherwise) as a debtor under a security agreement entered into by another Person, which has not been terminated other than security agreements identified on Schedule 4.

(e) With respect to each security agreement identified on Schedule 4 pursuant to clause (d) of this Section, such Grantor has set forth on Schedule 4 the information required pursuant to clauses (a), (b) and (c) of this Section for the debtor under each such security agreement.

(f) All actions and consents, filings, notices, registrations, and recordings necessary or desirable for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been taken, made or obtained or, in the case of filings or recordings, authorized.

(g) The information on Schedule 4 with respect to such Grantor is true and correct in all respects.

(h) All information supplied by such Grantor to the Administrative Agent with respect to the Collateral is accurate and complete.

Section 4.04. Inventory and Equipment.  (a)  All of the Inventory and the Equipment of such Grantor is kept at the locations listed on Schedule 5.

(b) None of the Inventory or Equipment of such Grantor is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or warehouseman.

(c) All Equipment of such Grantor that is subject to a certificate of title statute is described on Schedule 8.

Section 4.05. Farm Products.  None of the Collateral constitutes, or is the Proceeds of, farm products.

Section 4.06. Investment Property.  (a)  Schedule 2 hereto sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by each Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial or ownership interests of the respective Issuers thereof indicated on such Schedule.

(b) Schedule 2 hereto sets forth under the heading "Pledged Debt Securities" or "Pledged Notes" all of the Pledged Debt Securities and Pledged Notes owned by each Grantor and (i) each such Pledged Debt Security and Pledged Note has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the Issuer thereof enforceable against such Issuer in accordance with its terms, and (ii) the Issuer of each such Pledged Debt Security is not in default of any of its obligations thereunder.

(c) Each of the Pledged Equity Interests owned by such Grantor has been duly authorized and validly issued and is fully paid and nonassessable.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity Interests pledged by it hereunder, free and clear of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and there are no outstanding preemptive rights, warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, Pledged Equity Interests.

(e) No consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or second priority status of the security interest of the Administrative Agent hereunder in any Pledged Equity Interests or the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

(f) All certificated securities owned by such Grantor have been delivered to the Administrative Agent.

(g) The terms of each Pledged Partnership Interest and Pledged LLC Interest expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code.

Section 4.07. Receivables.  (a) Each Receivable (i) is and will be the legal, valid and binding obligation of the account debtor in respect thereof, (ii) is and will be enforceable in accordance with its terms, (iii) is and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to disputes, refunds, returns, discounts and allowances in the ordinary course of business) and (iv) is and will be in compliance with all Requirements of Law.

(b) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any certificated security, instrument or tangible chattel paper that has not been delivered to the Administrative Agent or constitutes electronic chattel paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Administrative Agent.

(c) None of the obligors on any of the Receivables is a Governmental Authority.

(d) The amounts represented by such Grantor to the Administrative Agent from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

(e) Each Grantor has delivered to the Administrative Agent a complete and correct copy of each standard form of invoice, document or agreement under which a Receivable may arise.

Section 4.08. Intellectual Property.  (a) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(b) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property, and is entitled to use all Intellectual Property subject only to the terms of the IP Agreements.

(c) The Intellectual Property set forth on Schedule 6 hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements owned by such Grantor.

(d) The Intellectual Property is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable.  Such Grantor is not aware of any uses of any item of Intellectual Property that could be expected to lead to such item becoming invalid or unenforceable.

(e) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.  Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property.

(f) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement.  No Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property or the Grantor’s rights in or use thereof.  Except as set forth on Schedule 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property.  The consummation of the transactions contemplated by the Unit Purchase Documents will not result in the termination or impairment of any of the Intellectual Property.

(g) With respect to each IP Agreement: (i) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (ii) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (iii) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (iv) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (vi) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(h) To the best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(i) No Grantor or Intellectual Property is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

Section 4.09. Securities Accounts, Commodities Accounts and Deposit Accounts.  (a) Schedule 2 sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the securities accounts and commodities accounts in which each Grantor has an interest.  Each Grantor is the sole entitlement holder of each such securities account and commodity account shown opposite its name on Schedule 2, and such Grantor has not consented, to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in or claim against, any such securities account or commodity account or any securities, commodities or other property credited thereto.

(b) Schedule 2 sets forth under the heading "Deposit Accounts" all of the deposit accounts in which each Grantor has an interest.  Each Grantor is the sole account holder of each such deposit account shown opposite its name on Schedule 2 and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in or claim against, any such deposit account or any money or other property deposited therein.

Section 4.10. Commercial Tort Claims.  Such Grantor has no commercial tort claims other than (a) those listed on Schedule 7, or (b) as to which the actions required by Section 5.11 have been taken.

Section 4.11. Letters of Credit.  Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule 9, and legal, binding and enforceable consents, in substantially the form of the Consent to Assignment of Letter of Credit Rights, are in effect for each letter of credit in which such Grantor has rights.  Such Grantor has instructed all issuers and nominated Persons under letters of credit in which such Grantor is the beneficiary or assignee to make all payments thereunder to a Collateral Account.

Section 4.12. Independent Investigation; Etc.  Such Grantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Such Grantor will benefit directly and indirectly from its execution and delivery of this Agreement and from the purchase by the Holders of the Notes under the Unit Purchase Agreement.  There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Section 4.13. Assigned Agreements.  (a) No consent of any party (other than such Grantor) to any Assigned Agreement is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

(b) Each Assigned Agreement has been duly authorized, executed and delivered by each of the parties thereto, is in full force and effect, and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Assigned Agreements by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Assigned Agreement to any limitation, either specific or general in nature.

(d) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Assigned Agreements is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) The right, title and interest of such Grantor in, to and under the Assigned Agreements are not subject to any defenses, offsets, recoupments, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Assigned Agreement, including all amendments, supplements and other modifications thereto.

(g) No amount payable to such Grantor under or in connection with any Assigned Agreement is evidenced by any instrument or chattel paper that has not been delivered to the Administrative Agent.

(h) None of the parties to any Assigned Agreement is a Governmental Authority.

(i) Each party to the Assigned Agreements (other than a Grantor) has executed and delivered to the Administrative Agent a consent in substantially the form of Annex 9 hereto, to the assignment of the Assigned Agreements to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid and performed in full:

Section 5.01. Delivery and Control of Instruments, Investment Property, Negotiable Documents, Chattel Paper, Letter-of-Credit Rights, and Transferable Records.  (a) If any of the Collateral is or shall become evidenced by any instrument, certificated security, negotiable document or tangible chattel paper, such Grantor shall immediately deliver such instrument, certificated security, negotiable document or tangible chattel paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral is or shall become electronic chattel paper, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, and unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral is or shall become evidenced or represented by an uncertificated security, such Grantor shall immediately cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such uncertificated security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such uncertificated security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Annex 4 or otherwise satisfactory in form and substance to the Administrative Agent (each such agreement being an "Uncertificated Security Control Agreement").

(d) With respect to any Investment Property of such Grantor consisting of a securities account or security entitlement, such Grantor shall enter into, and shall cause the securities intermediary maintaining such securities account or security entitlement to enter into, a control agreement with the Administrative Agent in substantially the form of Annex 5 or otherwise satisfactory in form and substance to the Administrative Agent pursuant to which such securities intermediary shall agree to comply with the entitlement orders and other instructions originated by the Administrative Agent without further consent of such Grantor (each such agreement being a "Securities Account Control Agreement").

(e) With respect to any Investment Property of such Grantor consisting of a commodity account or commodity contract, such Grantor shall enter into, and shall cause the commodity intermediary maintaining such commodity account or commodity contract to enter into, a control agreement with the Administrative Agent in substantially the form of Annex 6 or otherwise satisfactory in form and substance to the Administrative Agent, pursuant to which such commodity intermediary shall agree to comply with the Administrative Agent’s instructions to apply any value distributed on account of any commodity contract carried in the commodity account or other directions concerning the commodity account originated by the Administrative Agent, in each case without further consent by such Grantor (each such agreement being a "Commodity Account Control Agreement").

(f) With respect to each deposit account of such Grantor, such Grantor shall enter into, and shall cause the bank maintaining such deposit account to enter into, a control agreement with the Administrative Agent in substantially the form of Annex 7 or otherwise satisfactory in form and substance to the Administrative Agent pursuant to which such bank shall agree to comply with instructions originated by the Administrative Agent directing the disposition of funds in such deposit account without further consent by such Grantor (such agreement being a "Deposit Account Control Agreement").

(g) With respect to any letter-of-credit rights of such Grantor, such Grantor shall obtain the consent of the issuer thereof and any nominated Person thereon to the assignment of the proceeds of the related letter of credit to the Administrative Agent in accordance with Section 5.114(c) of the UCC, such consent to be in substantially the form of Annex 8 or otherwise satisfactory in form and substance to the Administrative Agent (each such consent being a "Consent to Assignment of Letter of Credit Rights").

(h) Each Grantor shall have entered into Control Agreements with respect to: (i) any securities accounts, security entitlements, commodity contracts, commodity accounts, and deposit accounts that exist on the Closing Date, as of or prior to the Closing Date, and (ii) any securities accounts, security entitlements, commodity contracts, commodity accounts, and deposit accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such security entitlements, commodity contracts or funds into such securities accounts, commodity accounts or deposit accounts.

(i) Such Grantor will maintain all transferable records (as such term is defined in the UETA) so that the Administrative Agent has control of the transferable records in the manner specified in Section 16 of the UETA.

(j) Upon the request of the Administrative Agent, such Grantor will notify each Issuer of Investment Property that such Investment Property is subject to the security interest granted hereunder.

(k) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records, as may be necessary or as may be requested by the Administrative Agent, under the laws of such jurisdiction to ensure the validity, perfection and priority of the security interest of the Administrative Agent.

Section 5.02. Maintenance of Insurance.  (a) Such Grantor will maintain (or cause to be maintained), with financially sound and reputable companies, insurance policies (i) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.  Such Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate copies of such policies of insurance.

(b) Each such policy of insurance shall (i) provide that no cancellation, lapse, expiration, reduction in amount or change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) in the case of liability insurance, provide for all losses to be paid to such Grantor and the Secured Parties as their interests may appear, (iii) in the case of property insurance, provide for all losses (except for losses less than $100,000 per occurrence) to be adjusted with, and paid to, the Administrative Agent, (iv) contain an agreement by the insurer that any loss thereunder shall be payable notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (v) be reasonably satisfactory in all other respects to the Administrative Agent, and (vi) provide that there will be no recourse against the Administrative Agent or any other Secured Party for payment of premiums or other amounts in respect thereof.

(c) If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the sole right, in the name of the Grantor or in its own name, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(d) The Company shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance concurrently with each delivery of the Company’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

Section 5.03. Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any portion of the Collateral or any interest therein.

Section 5.04. Maintenance of Perfected Security Interest; Limitation on Dispositions; Further Documentation; Inspection; Etc.  (a) Such Grantor shall, at its sole cost and expense, maintain the security interest created under this Agreement as a perfected security interest having at least the priority described in Section 4.02 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor shall not sell, assign, transfer, lease, or otherwise dispose of, or abandon or permit a lapse of, or grant or permit any Lien on, any of the Collateral or any interest therein, except as expressly permitted by the Unit Purchase Agreement.

(c) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and other assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may request, all in such detail as the Administrative Agent may specify.

(d) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole cost and expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, all further instruments and documents and take all further actions as may be necessary or desirable or that the Administrative Agent may request for the purpose of perfecting or protecting the assignments and security interests granted hereunder and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) executing and filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) delivering and pledging to the Administrative Agent for the benefit of the Secured Parties certificates representing the Pledged Equity Interests that constitute certificated securities, accompanied by undated stock powers executed in blank, (iii) complying with any Requirement of Law (including the Federal Assignment of Claims Act) as to any Collateral if such compliance is deemed necessary or advisable by the Administrative Agent for the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (iv) obtaining consents and approvals from any Governmental Authority or other Person, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, and (v) obtaining waivers from mortgagees, lessors, landlords, warehousemen, and repairmen in form and substance satisfactory to the Administrative Agent.

(e) Such Grantor shall permit the Administrative Agent, or its designee, to inspect and audit the Collateral at any reasonable time or times, wherever located.  Such Grantor shall reimburse the Administrative Agent on demand for all costs and expenses incurred by the Administrative Agent in connection with inspections and audits of Collateral.

(f) Such Grantor shall not take or permit any action that could impair the Administrative Agent’s rights in the Collateral or the perfection or priority of the security interests created hereunder.

Section 5.05. Changes in Locations; Name; Jurisdiction of Incorporation; Etc.  Such Grantor will not, except upon thirty (30) days’ prior written notice to the Administrative Agent and (a) taking all action required by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, delivery to the Administrative Agent of a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept (which supplement may be attached to Schedule 5 by the Administrative Agent):

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5; or

(ii) change its name, type of organization, jurisdiction of organization, organizational identification number, federal taxpayer identification number, or the location of its chief executive office or sole place of business from that referred to in Schedule 4.

Section 5.06. Notices.  Such Grantor will advise the Administrative Agent immediately, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Unit Purchase Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

Section 5.07. Investment Property.  (a) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities, obligations, rights, or other interests convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof (except, in each case, pursuant to a transaction expressly permitted by the Unit Purchase Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in clause (A), (B) or (C) of Section 6.03(a)(ii) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.03(d) and 6.06 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(d) or 6.06 with respect to the Investment Property issued by it.  In addition, each Grantor which is either an Issuer or an owner of any Investment Property consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Investment Property to the Administrative Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Investment Property.

(c) Such Grantor shall comply with all of its obligations under each Organizational Document governing or relating to Pledged Securities and shall enforce all of its rights with respect to any Investment Property.

Section 5.08. Inventory and Equipment.  (a) In producing its Inventory, such Grantor will comply with all Requirements of Law, including, without limitation, the Fair Labor Standards Act.  Such Grantor shall maintain all of its Inventory in good saleable and usable condition.

(b) Such Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual relating thereto, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.

(c) Such Grantor shall not deliver any document evidencing any Equipment or Inventory to any Person other than the issuer of such document to claim the goods evidenced thereby or the Administrative Agent.

(d) If any Equipment or Inventory having a value in excess of $25,000 individually or $100,000 in the aggregate is in the possession or control of a third party, including, without limitation, any warehouseman, bailee or agent, such Grantor shall immediately notify the Administrative Agent thereof and shall join with the Administrative Agent in promptly notifying the third party of the Administrative Agent’s security  interest and obtaining a written acknowledgment from the third party that it is holding the Equipment or Inventory for the benefit, and subject to the security interest, of the Administrative Agent.  Such acknowledgment must be satisfactory in form and substance to the Administrative Agent.

(e) With respect to any item of Equipment that is covered by a certificate of title or ownership under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, such Grantor shall promptly (i) provide to the Administrative Agent information with respect to any such Equipment, (ii) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on each such certificate of title, and (iii) deliver to the Administrative Agent copies of all such applications or other documents so filed and copies of all such certificates of title issued indicating the security interests created hereunder in the items of Equipment covered thereby.

Section 5.09. Receivables.  (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) adjust, compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith.

(c) Such Grantor shall perform in all material respects all of its obligations with respect to the Receivables.

(d) Such Grantor shall use its best efforts to keep in full force and effect any supporting obligation relating to any Receivable.

(e) Such Grantor will deliver to the Administrative Agent a copy of each demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 5.10. Intellectual Property.  (a) With respect to each item of its Intellectual Property, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority, to (i) maintain the validity and enforceability of such Intellectual Property and maintain such Intellectual Property in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Grantor shall, without the written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Administrative Agent.

(b) Each Grantor agrees promptly to notify the Administrative Agent if such Grantor becomes aware (i) that any item of the Intellectual Property may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of the Intellectual Property or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Intellectual Property.

(c) In the event that any Grantor becomes aware that any item of the Intellectual Property is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Administrative Agent and shall take such actions, at its expense, as such Grantor or the Administrative Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property.  No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take all steps which it or the Administrative Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to its Intellectual Property, such Grantor agrees to execute and deliver to the Administrative Agent an agreement, in substantially the form set forth in Annex 2 hereto or otherwise in form and substance satisfactory to the Administrative Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other domestic or foreign Governmental Authorities requested by the Administrative Agent to perfect the security interest hereunder in such Intellectual Property.

(g) Such Grantor agrees that should it obtain an ownership interest in any new or acquired item of Intellectual Property that is not on the date hereof listed on Schedule 6 ("After-Acquired Intellectual Property") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto.  Within five (5) days after the end of each fiscal quarter of the Company, each Grantor shall give written notice to the Administrative Agent identifying all After-Acquired Intellectual Property acquired during such Fiscal Quarter, and such Grantor shall execute and deliver to the Administrative Agent with such written notice, an agreement substantially in the form of Annex 3 hereto or otherwise in form and substance satisfactory to the Administrative Agent (an "IP Security Agreement Supplement") covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities as may be requested by the Administrative Agent to evidence and  perfect the security interest hereunder in such After-Acquired Intellectual Property.  Upon the execution and delivery to the Administrative Agent of an IP Security Agreement Supplement in accordance with this Section, Schedule 6 shall automatically be deemed amended to include the After-Acquired Intellectual Property covered by such IP Security Agreement Supplement.

(h) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

Section 5.11. Commercial Tort Claims.  If such Grantor shall at any time hold or acquire an interest in any commercial tort claim, then such Grantor shall within fifteen (15) days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest to the Administrative Agent in and to such commercial tort claim under the terms and provisions of this Agreement.

Section 5.12. Assigned Agreements.  (a) Such Grantor shall at its expense:

(i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain Assigned Agreements to which it is a party in full force and effect, enforce Assigned Agreements to which it is a party in accordance with their respective terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent; and

(ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Assigned Agreements and the other Collateral of such Grantor as the Administrative Agent may reasonably request and (B) upon request of the Administrative Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b) Such Grantor shall not, except to the extent otherwise expressly permitted under the Unit Purchase Agreement:

(i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii) amend, restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii) waive any default under or breach of any such Assigned Agreement;

(iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with any such Assigned Agreement, except as expressly provided therein; or

(v) take any other action in connection with any such Assigned Agreement that would impair the value of the interest or rights of such Grantor thereunder or which would impair the interest or rights of the Administrative Agent.

Section 5.13.  Covenants in Unit Purchase Agreement.  In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.01. Certain Matters Relating to Receivables.  (a) The Administrative Agent shall have the right to make test verifications of the Receivables at any time and from time to time in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.  At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.  Each Grantor shall provide such information as the Administrative Agent may from time to time request regarding the Receivables, including ageings and trial balances.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties in accordance with this Agreement and the other Unit Purchase Documents, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.02. Communications with Obligors; Grantors Remain Liable.  (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Assigned Agreements that the Receivables and the Assigned Agreements have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and the Assigned Agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Assigned Agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Assigned Agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.03. Voting Rights; Dividends; Etc.  (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property of such Grantor or any part thereof for any purpose not inconsistent with terms of this Agreement or any other Unit Purchase Document; provided, however, that such Grantor shall not exercise or refrain from exercising any such right, if, in the Administrative Agent’s judgment, such action would have a material adverse effect on the value of the Investment Property or any part thereof.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Investment Property of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of this Agreement or any of the other Unit Purchase Documents; provided, however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Investment Property,

(B) dividends and other distributions paid or payable in cash in respect of any Investment Property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Investment Property shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent and the other Secured Parties, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

(iii) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) If an Event of Default shall have occurred and be continuing:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.03(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 6.03(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.03(b) shall be received in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

(c) The Administrative Agent shall have the right at any time to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations.  In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends, interest and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.

(d) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default or Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Administrative Agent.

(e) If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be authorized to send to each securities intermediary, commodity intermediary, bank or Issuer of an uncertificated security that is party to a Control Agreement, a Notice of Exclusive Control as defined in and under such Control Agreement (or any comparable notice permitted under such Control Agreement).

Section 6.04. Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor, and shall, immediately upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account and shall not constitute payment thereof until applied as provided in Section 6.05.

Section 6.05. Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in such order and manner as the Administrative Agent may elect in its sole discretion.

Section 6.06. Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or in equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and any such sale may, without further notice, be made at the time and place to which it was adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights or remedies hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before any public sale of Collateral or of the time after which any private sale or other disposition of Collateral is intended to be made.

(b) The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent and its agents may enter upon and occupy any real property owned or leased by any Grantor in order to exercise any of the Administrative Agent’s rights and remedies under this Agreement, without any obligation to such Grantor in respect of such entry or occupation.

(d) For the purpose of enabling the Administrative Agent to exercise its rights and remedies hereunder, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor) to use, operate under, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(e) The Administrative Agent may comply with any applicable Requirement of Law in connection with a disposition of the Collateral or any part thereof and such compliance will not be considered adversely to affect any sale of the Collateral or any part thereof.

(f) In the event of any sale or other disposition of any of the Intellectual Property of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Administrative Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) The Administrative Agent may apply the balance from any deposit account or instruct the bank at which any deposit account is maintained to pay the balance of any deposit account to or for the benefit of the Administrative Agent and the other Secured Parties.

(h) The Administrative Agent shall have no duty to marshal any of the Collateral.

Section 6.07. Registration Rights.  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or Pledged Debt Securities pursuant to Section 6.06, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity Interests or Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers (or equivalent managers) of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity Interests or Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or Pledged Debt Securities pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Unit Purchase Agreement.

Section 6.08. Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 6.09. Sales on Credit.  If the Administrative Agent sells any of the Collateral on credit, the applicable Grantor will be credited only with cash payments actually made by the purchaser and received by the Administrative Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the applicable Grantor shall be credited with the proceeds of the sale.

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.01. Administrative Agent’s Appointment as Attorney-in-Fact; Etc.  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which the Administrative Agent may deem necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments or chattel paper for the payment of moneys due under any Receivable or Assigned Agreement or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Assigned Agreement or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, prepare, sign, deliver, and file for recordation in any Intellectual Property registry any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence and perfect the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.06 or 6.07, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, recover and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (8) exercise any and all rights, powers, privileges and remedies of such Grantor under or with respect to the Assigned Agreements or any other Collateral (including all rights of performance, termination, and enforcement); (9) operate, maintain, and repair the Collateral; (10) receive, open and dispose of any and all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate; and (11) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Unit Purchase Document, the Administrative Agent may, but without any obligation so to do, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the Default Rate (which rate shall not exceed the maximum non-usurious rate permitted by applicable law), from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable on demand by such Grantor to the Administrative Agent.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02. Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in a manner substantially similar to that which the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, partners, employees, agents, advisors, attorneys, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent pursuant to this Agreement are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.  The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 7.03. Financing Statements.  Each Grantor hereby authorizes the Administrative Agent to file or record financing or continuation statements, and assignments and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement.  Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in the Security Documents or as all assets or all personal property (or use words of similar effect) of such Grantor, or contain such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable.  Each Grantor hereby ratifies each such financing statement and any and all other financing statements filed prior to the date hereof by the Administrative Agent.

Section 7.04. Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Unit Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to a written instrument signed by the Administrative Agent and each Grantor.

Section 8.02. Notices.  All notices, requests and demands and other communications to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.1 of the Unit Purchase Agreement.

Section 8.03. Security Interest Absolute.  All rights of the Administrative Agent and each other Secured Party hereunder, each grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Unit Purchase Agreement, any other Unit Purchase Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Unit Purchase Agreement, any other Unit Purchase Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 8.04. No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 8.05. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all costs and expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

(c) The agreements in this Section 8.05 shall survive repayment of the Obligations and all other amounts payable under the Unit Purchase Agreement and the other Unit Purchase Documents.

Section 8.06. Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 8.07. Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Unit Purchase Agreement, any other Unit Purchase Document or otherwise, as such Secured Party may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

Section 8.08. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

Section 8.09. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10. Headings.  The Article and Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 8.11. Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio, without regard to the principles of conflicts of laws.

Section 8.12. Submission To Jurisdiction.

(a) Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Holder, or any Related Party of the foregoing in any way relating to this Agreement or any other Unit Purchase Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Ohio sitting in Hamilton County, and of the United States District Court for the Southern District of Ohio, Western Division, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Ohio State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Unit Purchase Document shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Unit Purchase Document against the Company or any other Credit Party or its properties in the courts of any jurisdiction.

(b) Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Unit Purchase Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law

(d) Each Grantor agrees to not assert any claim against the Administrative Agent or any Holder or any of their Related Parties, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any of the other Unit Purchase Documents, any of the transactions contemplated herein or in any other Unit Purchase Document or the actual or proposed use of the loan evidenced by this Agreement.

Section 8.13. Acknowledgements.  Each Grantor hereby acknowledges and agrees that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Unit Purchase Documents to which it is a party, and this Agreement shall be construed as if jointly drafted by the parties hereto;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Unit Purchase Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Unit Purchase Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Section 8.14. Additional Grantors.  If the Parent or the Company shall create or acquire any direct or indirect Subsidiary after the date hereof, the Parent and the Company shall immediately cause such Subsidiary to become a party to this Agreement and to be a Grantor for all purposes of this Agreement by execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Section 8.15. Release.  (a)  At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 8.16. WAIVER OF JURY TRIAL.  EACH GRANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SECURED PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.17. INTEGRATION.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT OF THE GRANTORS AND THE SECURED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMNISTRATIVE AGENT OR ANY OTHER SECURED PARTY RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 8.18. Time is of the Essence.  Time is of the essence of this Agreement.

Section 8.19. Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the Secured Parties hereunder, in each case, with respect to the Collateral and Liens securing the Second Lien Obligations are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement with respect to the Collateral and Liens securing any Second Lien Obligations, the provisions of the Intercreditor Agreement shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

USA SYNTHETIC FUEL CORPORATION

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

LIMA ENERGY COMPANY

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

CLEANTECH ENERGY COMPANY

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

CLEANTECH CORPORATION

By:	/s/ H. H. Graves
Name:	H. H. Graves
Title:	Chairman

Signature Page – Second Lien Security Agreement

Schedule 1
NOTICE ADDRESSES OF GRANTORS

USA Synthetic Fuel Corporation
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Phone: 513-762-7870
Facsimile:  513-621-5947
Attention:  President

Lima Energy Company
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Phone: 513-762-7870
Facsimile:  513-621-5947
Attention:  President

Cleantech Corporation
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Phone: 513-762-7870
Facsimile:  513-621-5947
Attention:  President

Cleantech Energy Company
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Phone: 513-762-7870
Facsimile:  513-621-5947
Attention:  President

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Class of Stock	Issuer’s Jurisdiction Under UCC Section 9- 305 (a)(2)	Certificated (Y/N)	Stock Certificate No.	Percentage of Shares	No. of Shares

Parent	Lima Energy Company Co.	Common	Ohio	Y	2	100%	100

Parent	Cleantech Corporation	Common	Delaware	Y	2	100%	100

Parent	Cleantech Energy Company	Common	Wyoming	Y	1	100%	1,000

Pledged Notes:

None

Pledged Debt Securities

None

Pledged Partnership Interests:

None

Pledged LLC Interests:

None

Pledged Trust Interests:

None

Pledged Security Entitlements:

None

Pledged Commodity Contracts:

None

Other Investment Property:

None

Deposit Accounts:

Grantor	Deposit Account Number and Location	Depository Bank (Name and Address)	Depositary Bank’s Jurisdiction under UCC 9-304

Lima Energy Company	*** and ***	The Huntington National Bank 105 East Fourth St. Suit 200A Cincinnati, OH 45202	Ohio

Parent	*** and ***	The Huntington National Bank 105 East Fourth St. Suite 200A Cincinnati, OH 45202	Ohio

*** TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Grantor	UCC Filing Office
USA Synthetic Fuel Corporation	Delaware Secretary of State
Lima Energy Company	Ohio Secretary of State

Patent and Trademark Filings

Recordation of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, with respect to any registered Intellectual Property.

Actions with respect to Investment Property

Deliver to the Administrative Agent all certificated securities described on Schedule 2.

Other Actions

Enter into Deposit Account Control Agreements with The Huntington National Bank with respect to the deposit accounts described on Schedule 2.

Schedule 4

JURISDICTIONS OF ORGANIZATION AND CHIEF EXECUTIVE OFFICES

A.           Exact legal name, jurisdiction of organization, type of organization, location of chief executive office or sole place of business, taxpayer identification number and organizational identification number of each Grantor:

Legal Name of Each Grantor	Jurisdiction of Organization	Type of Organization	Location of Chief Executive Office/Sole Place of Business	Federal Taxpayer I.D. #	Organizational I.D. #

USA Synthetic Fuel Corp	Delaware	Corp	Cincinnati, OH	***	2857922

Lima Energy Company	Ohio	Corp	Cincinnati, OH	***	1131768

Cleantech Corporation	Delaware	Corp	Cincinnati, OH	***	4758603

Cleantech Energy Company	Ohio	Corp	Cincinnati, OH	***	2010-000585542

B.           Other names (including trade names and fictitious business names) under which each Grantor has done business for the past five (5) years:

N/A

C.           Changes in name, jurisdiction of organization, type of organization, organizational identification number, taxpayer identification number, chief executive office or sole place of business, or corporate or organizational structure:

USA Synthetic Fuel Corp was BigStar Entertainment Corp. prior to 12/09 reverse merger	Reverse Merger name change

D.           Security agreements pursuant to which any Grantor is bound as a debtor within the past five (5) years:

None

*** TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED

Schedule 5

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Locations

None

Schedule 6

INTELLECTUAL PROPERTY

A.           Patents

None

B.           Trademarks

None

C.           Trade Names

None

D.           Copyrights

None

E.           IP Agreements

Grantor	Counterparty	Date	IP Agreement
Lima Energy Company	ConocoPhillips	2003	Lima License Agreement

F.           Internet Domain Names

Usasfc.com

Schedule 7

COMMERCIAL TORT CLAIMS

None

Schedule 8

EQUIPMENT SUBJECT TO CERTIFICATE OF TITLE STATUTES

Make	Model	Certificate of Title # (Specify State)

None

Schedule 9

LETTERS OF CREDIT

Account Party	Issuer	Nominated Person	Beneficiary	Face Amount	Date

None

Schedule 10

EXISTING PRIOR LIENS

None

Schedule 11

ASSIGNED AGREEMENTS

1.           Purchase and Sale Agreement dated as of September 24, 2012, among the Parent, the Company and Global Energy, Inc., an Ohio corporation.

Annex 1 to
Security Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 201__, made by _______________, a _____________ (the "Additional Grantor"), in favor of THIRD EYE CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Unit Purchase Agreement referred to below).

WITNESSETH:

WHEREAS, USA Synthetic Fuel Corporation, a Delaware corporation (the "Parent"), Lima Energy Company, an Ohio corporation (the "Company"), the Investors party thereto, and the Administrative Agent have entered into a Unit Purchase Agreement dated September 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Unit Purchase Agreement");

WHEREAS, in connection with the Unit Purchase Agreement, the Company has entered into that certain Second Lien Security Agreement, dated as of September 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"; terms defined in the Unit Purchase Agreement or the Security Agreement and not defined herein are used herein as defined in the Unit Purchase Agreement or the Security Agreement) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Unit Purchase Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.           Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The Additional Grantor hereby further agrees, as of the date first above written, that each reference in the Security Agreement to a "Grantor" shall also mean and be a reference to such Additional Grantor.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement and the Additional Grantor hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.           Grant of Security.  Without limiting the generality of Section 1 of this Assumption Agreement, as security for the prompt and complete payment and performance when due of all of the Obligations, the Additional Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral, whether now owned or hereafter acquired by the Additional Grantor, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

3.           Counterparts.  This Assumption Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.  Delivery of an executed signature page of this Assumption Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.           Governing Law.  This Assumption Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio, without regard to the principles of conflicts of laws.

5.           INTEGRATION.  THIS WRITTEN ASSUMPTION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Accepted and agreed to by:

THIRD EYE CAPITAL CORPORATION,
as Administrative Agent

By:
Name:
Title:

Annex 1-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

Supplement to Schedule 9

Supplement to Schedule 10

Supplement to Schedule 11

      Annex 2 to
Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated as of ____________________, 201__, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of THIRD EYE CAPITAL CORPORATION, as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, USA Synthetic Fuel Corporation, a Delaware corporation (the "Parent"), Lima Energy Company, an Ohio corporation (the "Company"), the Investors party thereto, and the Administrative Agent have entered into a Unit Purchase Agreement dated September 24, 2012 (as amended, restated, supplemented, subdivided, replaced, extended, renewed or otherwise modified from time to time, the "Unit Purchase Agreement").  Terms defined in the Unit Purchase Agreement and not otherwise defined herein are used herein as defined in the Unit Purchase Agreement.

WHEREAS, as a condition precedent to the purchase by the Holders of the Notes under the Unit Purchase Agreement, each Grantor has executed and delivered in favor of the Administrative Agent that certain Second Lien Security Agreement dated September 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement").

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, all Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.    Grant of Security.  Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the "Collateral"):

(i)           the patents and patent applications set forth in Schedule A hereto (the "Patents");

(ii)          the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby (the "Trademarks");

(iii)         all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the "Copyrights");

(iv)        all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v)         any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)        any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.    Security for Obligations.  The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the prompt and complete payment and performance when due of all Obligations, whether direct or indirect, now existing or hereafter arising, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.    Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable Governmental Authority record this IP Security Agreement.

SECTION 4.     Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.   Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.    Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to the principles of conflicts of laws.

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

2

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

ACKNOWLEDGMENT

STATE OF __________________________	:
: SS
COUNTY OF ________________________	:

Before me, the undersigned, a Notary Public, on this ____ day of ___________, 201_, personally appeared ______________________, to me known personally, who, being by me duly sworn, did say that [s]he is the ______________ of each of __________________________ and ____________________________, each a Grantor, and that said Intellectual Property Security Agreement was signed on behalf of each Grantor, by authority of its board of directors, and the said _____________ acknowledged said instrument to be [her] [his] free act and deed.

Notary Public
My Commission Expires:
(S E A L)

ACKNOWLEDGMENT

STATE OF TEXAS	:
: SS
COUNTY OF _____________________	:

Before me, the undersigned, a Notary Public, on this ____ day of ___________, 201_, personally appeared ______________________, to me known personally, who, being by me duly sworn, did say that [s]he is the ______________ of each of __________________________ and ____________________________, each a Grantor, and that said Intellectual Property Security Agreement was signed on behalf of each Grantor, by authority of its board of directors, and the said _____________ acknowledged said instrument to be [her] [his] free act and deed.

Notary Public
My Commission Expires:
(S E A L)

2

Annex 3 to
Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated as of ________, 201_, is made by the Person listed on the signature page hereof (the "Grantor") in favor of THIRD EYE CAPITAL CORPORATION, as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Unit Purchase Agreement referred to below).

WHEREAS, USA Synthetic Fuel Corporation, a Delaware corporation (the "Parent"), Lima Energy Company, an Ohio corporation (the "Company"), the Investors party thereto, and the Administrative Agent have entered into a Unit Purchase Agreement dated September 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Unit Purchase Agreement").  Terms defined in the Unit Purchase Agreement and no otherwise defined herein are used herein as defined in the Unit Purchase Agreement.

WHEREAS, as a condition precedent to the purchase by the Holders of the Notes under the Unit Purchase Agreement, the Grantor and certain other Persons have executed and delivered to the Administrative Agent that certain Second Lien Security Agreement dated September 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement").

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.    Grant of Security.  The Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following (the "Collateral"):

(i)           the patents and patent applications set forth in Schedule A hereto (the "Patents");

(ii)          the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby (the "Trademarks");

(iii)         the copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the "Copyrights");

(iv)        all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v)         all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)        any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2.    Supplement to Security Agreement.  Schedule 6 to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Collateral described in Section 1 above.

SECTION 3.    Security for Obligations.  The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the prompt and complete payment and performance when due of all Obligations, whether direct or indirect, absolute or contingent, now existing or hereafter arising, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4.    Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable Governmental Authority to record this IP Security Agreement Supplement.

SECTION 5.    Grants, Rights and Remedies.  This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.    Governing Law.  This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to the principles of conflicts of laws.

2

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[Signature Pages Follow]

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

ACKNOWLEDGMENT

STATE OF TEXAS	:
: SS
COUNTY OF _____________________	:

Before me, the undersigned, a Notary Public, on this ____ day of ___________, 2012, personally appeared ______________________, to me known personally, who, being by me duly sworn, did say that [s]he is the ______________ of each of __________________________ and ____________________________, each a Grantor, and that said Intellectual Property Security Agreement was signed on behalf of each Grantor, by authority of its board of directors, and the said _____________ acknowledged said instrument to be [her] [his] free act and deed.

Notary Public
My Commission Expires:
(S E A L)

Annex 4 to
Security Agreement

FORM OF UNCERTIFICATED SECURITY CONTROL AGREEMENT

This UNCERTIFICATED SECURITY CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of _________________________, 201___, is made by and among , a (the "Grantor"), THIRD EYE CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Security Agreement referred to below), and , a (the "Issuer").

PRELIMINARY STATEMENTS:

(1)           The Grantor granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the "Pledged Securities"), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the "Collateral") pursuant to a Second Lien Security Agreement, dated as of September 24, 2012 (as amended, supplemented, replaced or otherwise modified from time to time, the "Security Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent for the benefit of the Secured Parties.

(2)           The following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of Ohio on the date hereof (the "UCC") are used herein as so defined:  Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Notice of Security Interest.  The Grantor, the Administrative Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent’s security interest in the Collateral.  The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Administrative Agent’s security interest in the Collateral.  The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent’s security interest in the Collateral and, upon request by the Administrative Agent, to register the Administrative Agent as the registered owner of any or all of the Pledged Securities.  The Issuer acknowledges that the Administrative Agent has Control over the Collateral.

SECTION 2.    Collateral.  The Issuer hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [], (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of [],  (iv) Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Administrative Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

SECTION 3.    Control.  The Issuer hereby agrees, upon written direction from the Administrative Agent who shall have provided the Grantor with written notice of such written direction to the Issuer, and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Administrative Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.

SECTION 4.    Other Agreements.  The Issuer shall notify promptly the Administrative Agent and the Grantor if any other person or entity asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral.  In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.

SECTION 5.    Protection of Issuer.  The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 6.    Termination.  This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Administrative Agent.

SECTION 7.    Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Administrative Agent’s addresses as set forth in the Security Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer]
[Address of Issuer]
Attention:
Telephone:
Telecopy:

SECTION 8.    Amendments in Writing.  None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

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SECTION 9.    Entire Agreement.  This Control Agreement and the Security Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  There are no unwritten oral agreements among the parties.

SECTION 10.    Execution in Counterparts.  This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 11.    Successors and Assigns.  This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

SECTION 12.    Governing Law and Jurisdiction.  This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of Ohio.  THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OHIO, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.  Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Ohio, the courts of the United States of America for the Southern District of Ohio, Western Division, and appellate courts from any thereof.

SECTION 13.    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

[NAME OF GRANTOR]

By:
Name:
Title:

AGENT:

THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

ISSUER:

[NAME OF ISSUER]

By:
Name:
Title:

Annex 5 to
Security Agreement

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT dated as of ________, 201__, among ____________, a ___________ (the "Grantor"), THIRD EYE CAPITAL CORPORATION, as administrative agent (the "Secured Party"), and _________, a _________, as securities intermediary (the "Securities Intermediary").

PRELIMINARY STATEMENTS:

(1)           The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Securities Intermediary for the Grantor (the "Account").

(2)           Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of Ohio (the "UCC") are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    The Account.  The Grantor and the Securities Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

(a)           The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.  The Securities Intermediary will not change the name, owner or account number of the Account without the prior written consent of the Secured Party.

(b)           No financial asset credited to the Account is or will be registered in the name of the Grantor, payable to the order of the Grantor, or specially indorsed to the Grantor, unless such financial asset has been further indorsed by the Grantor to the Securities Intermediary or in blank.

(c)           This Agreement is a valid and binding agreement of the Securities Intermediary and the Grantor, enforceable against the Securities Intermediary and the Grantor in accordance with its terms.

(d)           The Account is a securities account within the meaning of Section 8-501 of the UCC.  The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account.  The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

(e)           The State of Ohio is, and will continue to be, the Securities Intermediary’s jurisdiction of organization for purposes of Section 8-110(e) of the UCC so long as the Security Interest shall remain in effect.

(f)           Exhibit A attached hereto is a statement of the property credited to the Account on the date hereof.

(g)           The Grantor and Securities Intermediary do not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement.

SECTION 2.    Control by Secured Party.  The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an "Entitlement Order") or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the Secured Party without further consent by the Grantor or any other person or entity.

SECTION 3.    Grantor’s Rights in Account.  (a) Except as otherwise provided in this Section 3, the Securities Intermediary will comply with Entitlement Orders concerning the Account originated by the Grantor without further consent by the Secured Party.

(a)           Until the Securities Intermediary receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Securities Intermediary may distribute to the Grantor all interest and regular cash dividends on property in the Account.

(b)           If the Securities Intermediary receives from the Secured Party a Notice of Exclusive Control with respect to the Account, the Securities Intermediary will comply only with Entitlement Orders concerning the Account originated by the Secured Party and will cease:
(i)           complying with Entitlement Orders or other directions concerning the Account originated by the Grantor; and

(ii)          distributing to the Grantor interest and dividends on property in the Account.

SECTION 4.    Priority of Secured Party’s Security Interest.

(a)           The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff or other claim it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its lien on property in the Account to secure payment for normal commissions and fees for the Account.

(b)           The Securities Intermediary has not agreed with, and will not agree with, any person or entity not party to this Agreement that the Securities Intermediary will comply with Entitlement Orders originated by such person or entity.

SECTION 5.    Statements, Confirmations, and Notices of Adverse Claims.  (a) The Securities Intermediary will send copies of all statements, notices and confirmations for the Account simultaneously to the Grantor and the Secured Party. The Grantor authorizes the Securities Intermediary to provide the Secured Party, through internet access, with any and all information concerning the Account that the Secured Party may from time to time request, and the Securities Intermediary agrees to provide the Secured Party with such internet access and information.

(a)           When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

SECTION 6.    The Securities Intermediary’s Responsibility.  (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Securities Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(a)           The Securities Intermediary will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Securities Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(b)           This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the UCC.  In particular, the Securities Intermediary need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control.  The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

SECTION 7.    Indemnity.  The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorneys’ fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 8.    Termination; Survival.  (a) The Secured Party may terminate this Agreement by notice to the Securities Intermediary and the Grantor.  If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

(a)           The Securities Intermediary may terminate this Agreement on sixty (60) days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(b)           Sections 6 and 7 will survive termination of this Agreement.

SECTION 9.    Governing Law.  This Agreement and the Account will be governed by the law of the State of Ohio, without regard to the principles of conflicts of laws.  The Securities Intermediary and the Grantor may not change the law governing the Account without the Secured Party’s express prior written agreement.

SECTION 10.    Entire Agreement.  This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11.    Amendments.  No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 12.    "Financial Assets" Election.  The Securities Intermediary agrees with the Secured Party and the Grantor that all property credited from time to time to the Account will be treated as financial assets under Article 8 of the UCC.

SECTION 13.    Notices.  A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders by the Secured Party may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 14.    Binding Effect.  This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Securities Intermediary and their respective successors and assigns.

SECTION 15.    Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRANTOR:

[NAME OF GRANTOR]

By:
Name:
Title:

Address:

SECURED PARTY:

THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

Address:

SECURITIES INTERMEDIARY:

[NAME OF SECURITIES INTERMEDIARY]

By:
Name:
Title:

Address:

Annex 6 to
Security Agreement

FORM OF COMMODITY ACCOUNT CONTROL AGREEMENT

COMMODITY ACCOUNT CONTROL AGREEMENT dated as of ________, 201_, among ____________, a ___________ (the "Grantor"), THIRD EYE CAPITAL CORPORATION, as administrative agent (the "Secured Party"), and _________, a _________, as commodity intermediary (the "Commodity Intermediary").

PRELIMINARY STATEMENTS:

(1)           The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Commodity Intermediary for the Grantor (the "Account").

(2)           Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of Ohio (the "UCC") are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    The Account.  The Grantor and the Commodity Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

(a)           The Commodity Intermediary maintains the Account for the Grantor, and all commodity contracts held by the Commodity Intermediary for the account of the Grantor are, and will continue to be, carried in the Account.  The Commodity Intermediary will not change the name, owner or account number of the Account without the prior written consent of the Secured Party.

(b)           The Account is a commodity account.  The Commodity Intermediary is the commodity intermediary with respect to the commodity contracts carried from time to time in the Account.  The Grantor is the commodity customer with respect to the commodity contracts carried from time to time in the Account.

(c)           This Agreement is a valid and binding agreement of the Commodity Intermediary and the Grantor, enforceable against the Commodity Intermediary and Grantor in accordance with its terms.

(d)           The State of Ohio is, and will continue to be, the Commodity Intermediary’s jurisdiction of organization for purposes of Section 9-305(b) of the UCC so long as the Security Interest shall remain in effect.

(e)           Exhibit A attached hereto is a statement of the commodity contracts carried in the Account on the date hereof.

(f)           The Grantor and Commodity Intermediary do not know of any claim to or interest in the Account or any commodity contract carried in the Account, except for claims and interests of the parties referred to in this Agreement.

SECTION 2.    Control by Secured Party.  The Commodity Intermediary will comply with all notifications it receives directing it to apply any value distributed on account of any commodity contract or contracts carried in the Account (each an "Entitlement Order") or other directions concerning the Account originated by the Secured Party without further consent by the Grantor or any other person or entity.

SECTION 3.    Grantor’s Rights in Account.  (a) Except as otherwise provided in this Section 3, the Commodity Intermediary will comply with Entitlement Orders concerning the Account originated by the Grantor without further consent by the Secured Party.

(a)           Until the Commodity Intermediary receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Commodity Intermediary may act on any directions originated by the Grantor concerning the Account.

(b)           If the Commodity Intermediary receives from the Secured Party a Notice of Exclusive Control with respect to the Account, the Commodity Intermediary will comply only with Entitlement Orders concerning the Account originated by the Secured Party and will cease:

(i)           complying with Entitlement Orders or other directions concerning the Account originated by the Grantor; and

(ii)          distributing to the Grantor any value distributed on account of any commodity contract or contracts carried in the Account.

SECTION 4.    Priority of Secured Party’s Security Interest.  (a) The Commodity Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff or other claim it may have, now or in the future, against the Account or commodity contracts carried in the Account, except that the Commodity Intermediary will retain its lien on commodity contracts in the Account to secure payment for normal commissions and fees for the Account.

(a)           The Commodity Intermediary has not agreed with, and will not agree with, any person or entity not party to this Agreement that the Commodity Intermediary will comply with Entitlement Orders originated by such person or entity.

SECTION 5.    Statements, Confirmations, and Notices of Adverse Claims.  (a) The Commodity Intermediary will send copies of all statements, notices and confirmations for the Account simultaneously to the Grantor and the Secured Party.  The Grantor authorizes the Commodity Intermediary to provide the Secured Party, through internet access, with any and all information concerning the Account that the Secured Party may from time to time request, and the Commodity Intermediary agrees to provide the Secured Party with such internet access and information.

(a)           When the Commodity Intermediary knows of any claim or interest in the Account or any commodity contracts carried in the Account other than the claims and interests of the parties referred to in this Agreement, the Commodity Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

SECTION 6.    The Commodity Intermediary’s Responsibility.  (a) The Commodity Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Commodity Intermediary before the Commodity Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(a)           The Commodity Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Commodity Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Commodity Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(b)           This Agreement does not create any obligation on the part of the Commodity Intermediary except for those expressly set forth in this Agreement.  In particular, the Commodity Intermediary need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control.  The Commodity Intermediary may rely on notices and communications it believes given by the appropriate party.

SECTION 7.    Indemnity.  The Grantor will indemnify the Commodity Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Commodity Intermediary’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final non-appealable judgment.

SECTION 8.    Termination; Survival.  (a) The Secured Party may terminate this Agreement by notice to the Commodity Intermediary and the Grantor.  If the Secured Party notifies the Commodity Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

(a)           The Commodity Intermediary may terminate this Agreement on sixty (60) days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Commodity Intermediary and the Grantor shall make arrangements to transfer the commodity contracts carried in the Account to another commodity intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such commodity contracts in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(b)           Sections 6 and 7 will survive termination of this Agreement.

SECTION 9.    Governing Law.  This Agreement and the Account will be governed by the law of the State of Ohio, without regard to the principles of conflicts of laws.  The Commodity Intermediary and the Grantor may not change the law governing the Account without the Secured Party’s express prior written agreement.

SECTION 10.    Entire Agreement.  This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11.    Amendments.  No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 12.    Notices.  A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders by the Secured Party may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 13.    Binding Effect.  This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Commodity Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Commodity Intermediary and their respective successors and assigns.

SECTION 14.    Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRANTOR:

[NAME OF GRANTOR]

By:
Name:
Title:

Address:

SECURED PARTY:

THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

Address:

COMMODITY INTERMEDIARY:

[NAME OF COMMODITY INTERMEDIARY]

By:
Name:
Title:

Address:

Annex 7 to
Security Agreement

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Agreement") dated as of __________, 201_, among ____________________, a ___________ (the "Grantor"), THIRD EYE CAPITAL CORPORATION, as administrative agent (the "Secured Party"), and ______________, a __________, as depository bank (the "Depository Bank").

PRELIMINARY STATEMENTS:

(1)           The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. __________ maintained by the Depository Bank for the Grantor (the "Account").

(2)           Terms defined in Article 9 of the Uniform Commercial Code in effect in the State of Ohio (the "UCC") are used in this Agreement as such terms are defined in such Article 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    The Account.  The Grantor and the Depository Bank represent and warrant to, and agree with, the Secured Party that:

(a)           The Depository Bank maintains the Account for the Grantor, and all funds held by the Depository Bank for the account of the Grantor are, and will continue to be, credited to the Account.  The Depository Bank will not change the name, owner or account number of the Account without the prior written consent of the Secured Party.

(b)           The Account is a deposit account, and the Depository Bank is a bank.  The Grantor is the Depository Bank’s customer with respect to the Account.

(c)           Notwithstanding any other agreement to the contrary, the Depository Bank’s jurisdiction with respect to the Account for purposes of the UCC is, and will continue to be for so long as the Security Interest shall be in effect, the State of Ohio.

(d)           This Agreement is a valid and binding agreement of the Depository Bank and the Grantor, enforceable against the Depository Bank and the Grantor in accordance with its terms.

(e)           Attached as Exhibit A hereto is a statement of the Account as of the date hereof showing the funds credited to the Account.

(f)           The Grantor and Depository Bank do not know of any claim to or interest in the Account or any funds credited to the Account, except for claims and interests of the parties referred to in this Agreement.

SECTION 2.    Control by Secured Party.  The Depository Bank will comply with (a) all instructions originated by the Secured Party directing disposition of the funds in the Account, and (b) all other instructions or other directions originated by the Secured Party concerning the Account (any such instruction or direction referred to in clause (a) or (b) above being an "Account Direction"), in each case under clause (a) or (b) above without further consent by the Grantor or any other person or entity.

SECTION 3.    Grantor’s Rights in Account.  (a) Except as otherwise provided in this Section 3, the Depository Bank will comply with all Account Directions and all other instructions and directions concerning the Account originated by the Grantor without further consent by the Secured Party.

(a)           Until the Depository Bank receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Depository Bank may distribute to the Grantor all interest earned with respect to funds in the Account.

(b)           If the Depository Bank receives from the Secured Party a Notice of Exclusive Control with respect to the Account, the Depository Bank will comply only with Account Directions originated by the Secured Party and will cease:

(ii)          complying with instructions or directions concerning the Account originated by the Grantor; and

(iii)         distributing funds in the Account to the Grantor or in accordance with the Grantor’s instructions.

SECTION 4.    Priority of Secured Party’s Security Interest.  (a) The Depository Bank (i) subordinates in favor of the Secured Party any security interest, lien, or right of recoupment or setoff or other claim that the Depository Bank may have, now or in the future, against the Account or any funds credited to the Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff or other claim until the Security Interest is terminated, except that the Depository Bank (A) will retain its prior security interest and lien on funds credited to the Account, (B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against the Account, in the case of clauses (A), (B) and (C) above,  to secure or to satisfy, and only to secure or to satisfy, payment of (y) its customary fees and expenses for the routine maintenance and operation of the Account, and (z) the face amount of any items that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds.

(a)           The Depository Bank has not entered into, and will not enter into, any other agreement with any person or entity not party to this Agreement relating to Account Directions or other instructions or directions with respect to the Account.

SECTION 5.    Statements, Confirmations, and Notices of Adverse Claims.  (a) The Depository Bank will send copies of all statements, confirmations and notices concerning the Account simultaneously to the Secured Party and the Grantor.  The Grantor authorizes the Depository Bank to provide the Secured Party, through internet access, with any and all information concerning the Account that the Secured Party may from time to time request, and the Depository Bank agrees to provide the Secured Party with such internet access and information.

(a)           When the Depository Bank knows of any claim or interest in the Account or any funds credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Depository Bank will promptly notify the Secured Party and the Grantor of such claim or interest.

SECTION 6.    The Depository Bank’s Responsibility.  (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Depository Bank will not be liable to the Secured Party for complying with Account Directions or other instructions or directions concerning the Account from the Grantor that are received by the Depository Bank before the Depository Bank receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(a)           The Depository Bank will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Account Direction or other instruction or direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Depository Bank that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Account Direction or such other instruction or direction unless the Depository Bank takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(b)           This Agreement does not create any obligation or duty on the part of the Depository Bank except for those expressly set forth in this Agreement and in Article 4 of the UCC.  In particular, the Depository Bank need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Account Direction or other instruction or direction concerning the Account or a Notice of Exclusive Control.  The Depository Bank may rely on notices and communications it believes given by the appropriate party.

SECTION 7.    Indemnity.  The Grantor will indemnify the Depository Bank, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Depository Bank's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 8.    Termination; Survival.  (a) The Secured Party may terminate this Agreement by notice to the Depository Bank and the Grantor.  If the Secured Party notifies the Depository Bank that the Security Interest has terminated, this Agreement will immediately terminate.

(a)           The Depository Bank may terminate this Agreement on sixty (60) days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Depository Bank and the Grantor shall make arrangements to transfer all funds credited to the Account to another depository bank that shall have executed, together with the Grantor, a control agreement in favor of  the Secured Party in respect of such funds in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(b)           Sections 6 and 7 will survive termination of this Agreement.

SECTION 9.    Governing Law.  This Agreement and the Account will be governed by the law of the State of Ohio, without regard to the principles of conflicts of laws.  The Depository Bank and the Grantor may not change the law governing the Account without the Secured Party’s express prior written agreement.

SECTION 10.    Entire Agreement.  This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11.    Amendments.  No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 12.    Notices.  Each notice or other communication to a party under this Agreement will be in writing (except that Account Directions by the Secured Party may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 13.    Binding Effect.  This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Depository Bank, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Depository Bank and their respective successors and assigns.

SECTION 14.    Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRANTOR:

[NAME OF GRANTOR]

By:
Name:
Title:

Address:

SECURED PARTY:

THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

Address:

DEPOSITORY BANK:

[NAME OF DEPOSITORY BANK]

By:
Name:
Title:

Address:

Annex 8 to
    Security Agreement

FORM OF CONSENT TO ASSIGNMENT OF LETTER-OF-CREDIT RIGHTS

To:	THIRD EYE CAPITAL CORPORATION, as Administrative Agent
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1

[INSERT NAME OF BENEFICIARY], as Beneficiary
[________________________]
[________________________]
[________________________]

We refer to the [INSERT ALL IDENTIFYING INFORMATION WITH RESPECT TO RELEVANT LETTER OF CREDIT] (as it may be amended, supplemented or otherwise modified from time to time, the "Letter of Credit")[, a true copy of which is attached hereto].  The Letter of Credit has been established in favor of [INSERT NAME OF BENEFICIARY], as beneficiary (the "Beneficiary"), and we are the [issuing bank (the "Issuing Bank")][nominated person (the "Nominated Person")] required to give value thereunder pursuant to one [or more] drawing[s] upon the satisfaction of the conditions stated in the Letter of Credit.  The liability of the [Issuing Bank][Nominated Person] for action or omissions under the Letter of Credit is governed by the laws of [INSERT RELEVANT JURISDICTION], as chosen by agreement in the Letter of Credit.  The signatories to this consent letter are the only persons obligated to give value under the Letter of Credit.

We hereby confirm that there is no term in the Letter of Credit or other restriction which prohibits, restricts or requires any person’s consent to the Beneficiary’s assignment of or creation of a security interest in the rights to payment or performance under the Letter of Credit.  We hereby consent to and acknowledge the assignment by the Beneficiary of all proceeds of and rights to payment and performance under the Letter of Credit in favor of THIRD EYE CAPITAL CORPORATION as administrative agent (the "Administrative Agent") pursuant to that certain Second Lien Security Agreement dated as of September 24, 2012, executed by the Beneficiary and other parties thereto, as Grantors, in favor of the Administrative Agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time (the "Security Agreement").

We hereby agree to pay, irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off, all proceeds of the Letter of Credit that would otherwise be paid to the Beneficiary directly to the Administrative Agent to the following account:

[____________________]
[____________________]
[____________________]
[____________________]

We hereby confirm and agree that the Letter of Credit is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and that the Administrative Agent shall have no liability or obligation under or with respect to the Letter of Credit or any document related thereto as a result of this consent letter, the Security Agreement or otherwise.

This consent letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same consent letter.  Delivery of an executed counterpart of a signature page to this consent letter by telecopier shall be effective as delivery of an original executed counterpart of this consent letter.

This consent letter shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to the principles of conflicts of laws.

[NAME OF ISSUING BANK]

By:
Name:
Title:

[NAME OF NOMINATED PERSON]

By:
Name:
Title:

The above is acknowledged and agreed to:

[NAME OF GRANTOR/BENEFICIARY]

By:
Name:
Title:

Address for Notices:

Annex 9 to
Security Agreement

FORM OF CONSENT AND AGREEMENT

The undersigned hereby (a) acknowledges notice of, and consents to the terms and provisions of, that certain Second Lien Security Agreement dated as of September 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement", the terms defined therein being used herein as therein defined) from ____________________ (the "Grantor") and certain other grantors from time to time party thereto to THIRD EYE CAPITAL CORPORATION, as administrative agent (the "Administrative Agent") for the Secured Parties referred to therein, (b) consents in all respects to the pledge and assignment to the Administrative Agent of all of the Grantor’s right, title and interest in, to and under the Assigned Agreement (as defined below) pursuant to the Security Agreement, (c) consents to any and all filings made or required by the Administrative Agent to perfect the security interest in the Assigned Agreement created by the Security Agreement, (d) agrees that the Administrative Agent shall be entitled to exercise any and all rights and remedies of the undersigned under the Assigned Agreement in accordance with the terms of the Security Agreement, and (e) agrees with the Administrative Agent that:

(i)           A true copy of the agreement between the undersigned and the Grantor dated ____________, ____ (the "Assigned Agreement"), including, without limitation, all amendments, modifications, restatements and supplements is attached hereto as Schedule 1.  The Assigned Agreement is in full force and effect, and the undersigned is not aware of any default under the Assigned Agreement or any event that would give any party the right to terminate or rescind the Assigned Agreement.  No prepayments have been made of any amounts to become due under the Assigned Agreement.

(ii)          The undersigned will make all payments to be made by it under or in connection with the Assigned Agreement in accordance with the instructions of the Administrative Agent.

(iii)         All payments referred to in paragraph (ii) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set off and shall be final, and the undersigned will not seek to recover from any Secured Party for any reason any such payment once made.

(iv)        The Administrative Agent or its designee shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise

(v)          The undersigned will not, without the prior written consent of the Administrative Agent, (A) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, (B) amend, amend and restate, supplement or otherwise modify the Assigned Agreement, or (C) make any prepayment of amounts to become due under or in connection with the Assigned Agreement.

(vi)           The undersigned shall deliver to the Administrative Agent, concurrently with the delivery thereof to the Grantor, a copy of each notice, request or demand given by the undersigned pursuant to the Assigned Agreement.

(vii)           Neither the Administrative Agent nor any other Secured Party shall have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Agreement or otherwise.

(viii)           Upon the enforcement of the Security Agreement by the Administrative Agent and the transfer of the Assigned Agreement to a transferee, the undersigned will recognize the transferee as the counterparty to the Assigned Agreement in the place and stead of the Grantor.

(ix)           The undersigned shall not sell, assign, convey or grant a security interest in, or otherwise transfer any of its right, title or interest in or to, the Assigned Agreement without the prior written consent of the Administrative Agent.

(x)           The undersigned will not commence, or join with any other person or entity in commencing, any proceeding against the Grantor [or any of Grantor’s affiliates] under any bankruptcy, reorganization, liquidation, or insolvency law or statute now or hereafter in effect in any jurisdiction.

In order to induce the Holders to purchase the Notes under the Unit Purchase Agreement, the undersigned repeats and reaffirms for the benefit of the Secured Parties the representations and warranties made by it in the Assigned Agreement.

This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns.  This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

2

Dated:  _______________, 201__.

[NAME OF COUNTERPARTY TO ASSIGNED AGREEMENT]

By:
Name:
Title:

ACKNOWLEDGEMENT AND CONSENT***

The undersigned hereby acknowledges receipt of a copy of the Second Lien Security Agreement dated as of September 24, 2012 (the "Agreement"), made by the Grantors parties thereto for the benefit of THIRD EYE CAPITAL CORPORATION, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the other Secured Parties as follows:

1.  The undersigned irrevocably and unconditionally consents to the execution, delivery and performance of the Agreement by each of the Grantors and to the exercise and enforcement by the Administrative Agent of its rights and remedies thereunder.

2.  The undersigned will be bound by the terms of the Agreement and will comply with such term insofar as such terms are applicable to the undersigned.

3.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in clause (A), (B) or (C) of Section 6.03(a)(ii) of the Agreement.

The terms of Sections 6.03(d) and 6.06 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to 6.03(d) or 6.06 of the Agreement.

[Name of Issuer]

By:
Name:
Title:

Address for Notices:

Fax:

*** This consent is necessary only with respect to any Issuer which is not also a Grantor.  This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.  If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Unit Purchase Agreement.